SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Preformed Line Products Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Preformed Line Products Company

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

      The 2005 annual meeting of shareholders of Preformed Line Products Company will be held at the offices of the Company, 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 25, 2005, at 9:00 a.m., local time, for the following purposes:

1.	To fix the number of directors at eight with two classes composed of four members each;

2.	To elect one director for a term expiring in 2006;

3.	To elect four directors, each for a term expiring in 2007;

4.	To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

5.	Any other matters that properly come before the meeting.

      Only shareholders of record at the close of business on March 14, 2005, are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Preformed Line Products Company is 660 Beta Drive, Mayfield Village, Ohio 44143.

By order of the Board of Directors,

J. RICHARD HAMILTON,
Secretary

Dated: March 24, 2005

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

PREFORMED LINE PRODUCTS COMPANY

PROXY STATEMENT

       Our Board of Directors is sending you this proxy statement to ask for your vote as a Preformed Line Products Company shareholder on the matters to be voted on at the annual meeting of shareholders. The annual meeting of shareholders will be held at 660 Beta Drive, Mayfield Village, Ohio, 44143, on Monday, April 25, 2005, at 9:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy to you on or about March 25, 2005.

      Annual Report. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2004, is enclosed with this proxy statement.

      Solicitation of Proxies. Our Board of Directors is making this solicitation of proxies and we will pay the cost of the solicitation. In addition to solicitation of proxies by mail, our employees may solicit proxies by telephone, facsimile or electronic mail.

      Proxies; Revocation of Proxies. The shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted for the proposal to fix the number of directors at eight and to elect the director nominees set forth under “Election of Directors.” Your presence at the annual meeting of shareholders, without more, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to us in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting.

      Voting Eligibility. Only shareholders of record at the close of business on the record date, March 14, 2005, are entitled to receive notice of the annual meeting of shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, our voting securities outstanding consisted of 5,729,097 common shares, $2 par value, each of which is entitled to one vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows the amount of the Company’s Common Shares beneficially owned as of March 7, 2005 by (a) the Company’s directors, (b) each other person known by the Company to own beneficially more than 5% of the outstanding Common Shares, (c) the Company’s Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Comparison Table, and (d) the Company’s executive officers and directors as a group.

	Number of
	Shares Beneficially		Percent
Name of Beneficial Owner	Owned		of Class

Barbara P. Ruhlman (1)	2,048,123	(2)	35.7%
Thomas F. Peterson, Jr.	481,183		8.4%
3060 Lander Road
Pepper Pike, Ohio 44124
Robert G. Ruhlman (1)	441,739	(4)	7.7%
Randall M. Ruhlman	259,578	(5)	4.5%
KeyCorp (6)	405,952		7.1%
John D. Drinko	555,178	(7)	9.7%
1900 East Ninth Street
3200 National City Center
Cleveland, Ohio 44114
Wilber C. Nordstrom	200		*
Frank B. Carr	6,000	(8)	*
Eric R. Graef	10,450	(3)	*
William H. Haag III	11,560	(3)	*
R. Jon Barnes	—		*
Robert C. Hazenfield	5,100	(3)	*
All Executive Officers and directors as a Group (15 persons)	3,266,116		56.9%

*	Represents less than 1%.

(1)	The mailing address for each of Barbara P. Ruhlman and Robert G. Ruhlman is 660 Beta Drive, Mayfield Village, Ohio 44143.

(2)	Includes 93,651 shares held by The Thomas F. Peterson Foundation, of which Barbara P. Ruhlman is President and a Trustee, and 10,000 shares held in the estate of Jon R. Ruhlman for the benefit of Barbara P. Ruhlman.

(3)	Includes the following number of shares that may be acquired pursuant to currently exercisable stock options for Eric R. Graef, 10,000; William H. Haag III, 8,890; and Robert C. Hazenfield, 4,600.

(4)	Includes 143,259 shares held by the Preformed Line Products Company Profit Sharing Trust, and 93,312 shares held in trust for the benefit of Robert G. Ruhlman and his children (these 93,312 shares are also shown as being beneficially owned by Randall M. Ruhlman) and 14,768 shares owned by his wife or held by her as custodian or trustee.

(5)	Includes 93,312 shares held in trust for the benefit of Randall M. Ruhlman and his children and for the benefit of Robert G. Ruhlman and his children (these 93,312 shares are also shown as being beneficially owned by Robert G. Ruhlman).

(6)	The mailing address for KeyCorp is 127 Public Square, Cleveland, Ohio 44114.

(7)	Includes 400,452 shares held in the Ethel B. Peterson Trust of which KeyCorp is the trustee and for which John D. Drinko acts as Trust Advisor and has voting control. Also includes 34,000 held in Mr. Drinko’s Trust, 10,400 shares held in Mr. Drinko’s IRA and 2,000 shares held by his wife.

(8)	Includes 2,000 shares held in Mr. Carr’s IRA.

ELECTION OF DIRECTORS

      In accordance with our current Code of Regulations, the number of directors has been fixed at eight. The Company has classified its Board of Directors into two classes composed of four members each, both serving staggered terms. At the annual meeting of shareholders the Company will propose fixing the number of directors at eight, with two classes composed of four members each, both serving a staggered term. Four of our current eight directors, Barbara P. Ruhlman, Frank B. Carr, Robert G. Ruhlman, and John P. O’Brien are serving a term that expires at this year’s annual meeting of shareholders and have been nominated for re-election at the meeting. Three directors, John D. Drinko, Wilber C. Nordstrom and Randall M. Ruhlman are currently serving a term that expires in 2006. One director, Glenn E. Corlett, who is currently serving a term which expires at this year’s annual meeting of shareholders, has been nominated by the Board for election to the Board for a term that expires in 2006. On October 27, 2004 Mr. Corlett was elected to fill the vacancy created by the death of Jon R. Ruhlman. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected to the Board of Directors. At the annual meeting of shareholders, the shares represented by proxies, unless otherwise specified, will be voted for the proposal to fix the number of directors at eight and the election of the five nominees hereinafter named.

      The director nominees are identified in the following table. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

      The Board recommends that you vote “FOR” the proposal to fix the number of directors at eight and “FOR” the following nominees.

Nominees for Election at the Annual Meeting

			Expiration
		Period	of Term
	Principal Occupation	of Service	for Which
Name and Age	and Business Experience	as a Director	Proposed

Glenn E. Corlett, 61	Since July 1997, Mr. Corlett has served as the Dean and the Philip J. Gardner Leadership Professor at The College of Business at Ohio University.	2004 to date	2006

	From 1993 to 1996, Mr. Corlett was executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York City, and Chief Financial Officer of the company from 1990 to 1995.

	Prior to Ayer, Mr. Corlett was with Price Waterhouse, where he was partner-in-charge for mergers and acquisitions in New York City from 1988 to 1990; tax partner-in-charge in Denver, Colorado, from 1984 to 1988 and in Cleveland, Ohio, from 1979 to 1984; and held partner and staff positions from 1971 to 1979.

	Mr. Corlett currently serves as a Director and Chairman of the audit committee for Rocky Shoes & Boots, Inc. and Pubco Corporation. Mr. Corlett also serves as a director of the following companies: Inn-Ohio, Inc., Copernicus Therapeutics, Inc., Grange Insurance Companies and Palmer-Donavin Manufacturing Corporation.

Frank B. Carr, 77	Private investor	1975 to date	2007

Robert G. Ruhlman, 48	Mr. Ruhlman was elected Chairman of the Company in July 2004. Mr. Ruhlman has served as Chief Executive Officer since July 2000, and as President since 1995 (positions he continues to hold).	1992 to date	2007

Barbara P. Ruhlman, 72	President of the Thomas F. Peterson Foundation since 1988	1988 to date	2007

John P. O’Brien, 63	Since April 1990, Mr. O’Brien has been a Managing Director of Inglewood Associates, Inc., a private investment and consulting firm.	2004 to date	2007

	Since March 1993, Mr. O’Brien has served as the Chairman of the Board of Allied Construction Products, Inc., a manufacturer and distributor of hydraulic and pneumatic demolition, compaction, and horizontal boring tools and trench shoring devices. Mr. O’Brien led an investor group that acquired Allied on March 1, 1993.

	From October 1995 until June 2000, Mr. O’Brien served as Chairman of the Board and CEO of Jeffrey Mining Products L.P., a manufacturer and distributor of underground mining products.

	Prior to April 1990, Mr. O’Brien was the Southeast Regional Managing Partner for Price Waterhouse, resident in Atlanta, Georgia, and a member of the firm’s Policy Board and Management Committee.

Expiration
		Period	of Term
	Principal Occupation	of Service	for Which
Name and Age	and Business Experience	as a Director	Proposed

Mr. O’Brien currently serves as a director for the following companies and organizations: Allied Construction Products, LLC.; Century Aluminum Corporation; Oglebay Norton Company; Cleveland Sight Center and MainStreet-Chagrin Falls.

Current directors whose terms will not expire at the annual meeting of shareholders:

		Period
	Principal Occupation	of Service	Term
Name and Age	and Business Experience	as a Director	Expiration

John D. Drinko, 83	Senior Partner - Baker & Hostetler LLP	1954 to date	2006

Wilber C. Nordstrom, 86	Retired Executive with The Standard Products Company, Mr. Nordstrom was serving as Executive Vice President when he retired in 1983.	1977 to date	2006

Randall M. Ruhlman, 46	President of Ruhlman Motorsports since 1987	1998 to date	2006

      The Board has determined that Messrs. Drinko, Nordstrom, Carr, O’Brien, and Corlett are independent under the NASDAQ’s corporate governance rules. In the opinion of the Board, Mr. Drinko’s affiliation with Baker & Hostetler LLP, a law firm that regularly provides legal services to the Company, does not interfere with Mr. Drinko’s exercise of independent judgment in carrying out his duties as a director.

      Barbara P. Ruhlman is the mother of Randall M. Ruhlman and Robert G. Ruhlman.

      The Board of Directors has determined that the Company is a “controlled company” pursuant to the NASDAQ corporate governance rules. A controlled company includes a company in which more than 50% of the voting power is held by a group. The Board has determined that the Company is a controlled company because a group, which includes the Ruhlman family and certain members of management, controls more than 50% of the Company’s Common Shares. A Schedule 13D has been filed with the Securities and Exchange Commission related to the control group of the Company. As a controlled company the Company is exempt from certain NASDAQ corporate governance rules, including the requirement that a majority of its Board be composed of independent directors and the rule that requires that nominees for election of director be selected (or recommended for selection) by a nominating committee composed of only independent directors or by a majority of the independent directors. Because the Company is a controlled company the Board believes that it is appropriate for the Board not to have a nominating committee. Rather, the entire Board participates in the consideration of director nominees. Mr. Corlett was recommended as a director nominee by the Company’s management. Similarly, as a controlled company and because of the historically small turnover of its members, it is the view of the Board that it is appropriate for the Board not to consider director candidates recommended by shareholders.

      Our Board of Directors has appointed an Audit Committee and a Salary Committee. The Board of Directors does not have a finance committee. The Audit Committee is presently comprised of Messrs. O’Brien (chairman), Carr and Nordstrom, each of whom qualify as independent for audit committee purposes under the NASDAQ rules. If elected Mr. Corlett will meet the criteria for director and audit committee independence and is expected to be appointed as a new member to the Audit Committee at the annual meeting of the directors, which immediately follows the annual meeting of shareholders. The Audit Committee financial expert is John P. O’Brien. The Salary Committee is presently comprised of Messrs. Carr, Drinko (chairman), Nordstrom and O’Brien. If elected, it is expected that Mr. Corlett will be appointed as a new member to the Salary Committee at the annual meeting of the directors, which immediately follows the annual meeting of shareholders.

      The Audit Committee of the Board of Directors engages the independent public accountants for our Company, reviews with the independent public accountants the plans and results of audit engagements, preapproves all professional services provided by the independent public accountants including audit and non-audit related services, reviews the independence of the independent public accountants, approves the range of audit and non-audit fees, reviews the independent public accountants’ management letters and management’s responses, reviews with management their conclusions about the effectiveness of the Company’s disclosure controls and procedures, and reviews significant accounting or reporting changes. Management does not approve professional services provided by the independent public accountants for audit and non-audit related services.

      The Salary Committee reviews employment, development, reassignment and compensation matters involving corporate officers and other executive level employees, including matters related to salary, bonus and incentive arrangements. The Salary Committee also administers our equity award (stock option) plan.

      In 2004, our Board of Directors held five meetings. In 2004, the Audit Committee held two formal and three informal (telephonic) meetings and the Salary Committee held two meetings. In 2004, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she serves.

      Directors’ Compensation. Each director who is not an employee of the Company receives $3,300 per quarter for being a director, $1,540 for attending each meeting of the Board of Directors and each meeting of any committee. Directors who are also employees of ours are not paid any director’s fee. We reimburse out-of-pocket expenses incurred by all directors in connection with attending Board of Directors and committee meetings.

Salary (Compensation) Committee Report

      The Company’s executive compensation program is administered by the Salary Committee which has responsibility for reviewing all aspects of the compensation program for the executive officers of the Company. The Committee is comprised of the four directors listed at the end of this report, none of whom is an employee of the Company.

      The Committee’s primary objective with respect to executive compensation is to establish programs, which attract and retain key officers and managers and align their compensation with the Company’s overall business strategies, values, and performance. To this end, the Committee has established and the Board of Directors has endorsed an executive compensation philosophy to compensate executive officers based on their responsibilities and the Company’s overall annual and longer-term performance.

      The primary components of the Company’s executive compensation program are (a) base salaries, (b) annual cash incentive opportunities, and (c) stock options. These components are discussed below.

      Base Salaries. Base salaries for each of the Company’s executive officers are reviewed every 18 to 24 months, by the Committee using as a guide one or more widely accepted salary evaluation systems, taking into account the size of the Company, expectations for the annual bonus plan described below and Company performance, and competitive, inflationary, and internal equity considerations. The Committee considers relevant trends in executive compensation practices, the Company’s compensation practices for employees in general, the Company’s financial performance and business condition, and recommendations of executive management on compensation of executive officers. The salary of Robert G. Ruhlman, Chairman and Chief Executive Officer, was set by the Committee to be within a range that is competitive with the fixed salaries of chief executive officers of similar size public companies with comparable profitability. The Chief Executive Officer’s annual salary is $400,000, maintaining Mr. Ruhlman’s salary to what the Committee believes is nearly the mid-level range of salaries at comparable companies.

      Annual Cash Incentives. All officers of the Company, including Robert G. Ruhlman, are eligible to receive annual cash bonus awards based on a set percentage of their base salary with a maximum bonus attainable equal to 50% of base salary. The percentage of base salary is determined on a sliding scale, based on the return on shareholders’ equity. The bonus awards for all officers for the years 2002, 2003 and 2004 were 20%, 25% and 45%, respectively, of base salary.

      Stock Options. The Committee has awarded options to purchase 216,000 shares of the Company’s Common Stock. The Committee has had the opportunity to grant stock options for five years and it believes that option grants are a valuable motivating tool and provide a long-term incentive to management. Share option grants reinforce long-term goals by providing the proper nexus between the interests of management and the interests of the Company’s shareholders. All options were awarded to retain qualified personnel in positions of significant responsibility with the Company. No options were granted to employees who had been with the Company for less than two years and all options contained provisions for periodic vesting. Each named executive officer was granted an option to purchase 10,000 common shares in 2000, but none in 2001 through 2004. One new executive officer was granted options to purchase 10,000 common shares during 2003. One new executive officer was granted options to purchase 5,000 common shares during 2004. All option grants had exercise prices at least equal to the fair market value of the Company’s Common Shares on the date of the grant.

Frank B. Carr
John D. Drinko, Chairman
Wilber C. Nordstrom
John P. O’Brien

Audit Committee Report

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to the NASDAQ, Securities and Exchange Commission or the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. Our Audit Committee is comprised of three directors who are not officers or employees of the Company and are “independent” under the current NASDAQ rules. The Board of Directors has nominated Glenn E. Corlett for election as a director at the annual meeting of the shareholders. Mr. Corlett will also meet the criteria for director and audit committee independence and is expected to be appointed a new member to the Audit Committee. He also qualifies as an audit committee financial expert.

      In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004, with the Company’s management. The Audit Committee discussed the matters required to be discussed by SAS 61, as modified or supplemented, with the independent accountants. The Audit Committee also obtained a formal written statement from the independent accountants that described all relationships between the independent accountants and the Company that might bear on the accountant’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as amended or supplemented. The Audit Committee discussed with the independent accountants any relationships that might affect their objectivity and independence and satisfied itself as to the accountants’ independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP (“Deloitte”) is compatible with maintaining Deloitte’s independence. Management has the responsibility for the preparation of the Company’s financial statements, and the independent accountants have the responsibility for the examination of those statements.

      Based on the above-referenced review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

John P. O’Brien, Chairman
Frank B. Carr
Wilber C. Nordstrom

EXECUTIVE COMPENSATION

      The table below describes the compensation earned for the last three fiscal years for our Chief Executive Officer and the four other most highly compensated executive officers. We sometimes refer to the persons listed in the table below as our “named executive officers.”

Summary Compensation Table

					Long-Term
					Compensation Awards

	Annual Compensation			Other
				Annual	Share	All Other
Name and		Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	($)	($)(1)	($)(2)	#	($) (3) (4)

Robert G. Ruhlman	2004	$375,000	$190,750	—	—	$78,206
Chairman of the Company,	2003	350,000	87,500	—	—	62,996
President and	2002	325,000	65,000	—	—	58,362
Chief Executive Officer
Eric R. Graef	2004	209,500	106,275	—	—	44,857
Vice President — Finance	2003	194,000	48,500	—	—	36,540
and Treasurer	2002	187,000	37,400	—	—	35,181
Jon R. Ruhlman	2004	208,333	93,750	—	—	45,580 (5)
Chairman of the Company(6)	2003	500,000	98,000	—	—	167,227
	2002	490,000	96,000	—	—	153,048
William H. Haag III	2004	196,250	99,800	—	—	40,887
Vice President — International	2003	180,000	45,000	—	—	32,127
Operations	2002	165,000	33,000	—	—	29,371
R. Jon Barnes	2004	173,000	88,350	—	—	211,938 (7)
Vice President — Sales	2003	168,000	42,000	—	—	30,460
and Marketing	2002	162,000	32,400	—	—	29,371
Robert C. Hazenfield	2004	156,000	79,700	—	—	32,138
Vice President — Research	2003	150,000	37,500	—	—	26,968
and Engineering	2002	142,000	28,400	—	—	25,454

(1)	The Bonus Plan for all named executive officers is discussed in the Salary (Compensation) Committee Report. Also includes a cash bonus of a portion of a payment received by the Company as a result of restructuring the Company’s key employee life insurance program, except for Jon R. Ruhlman.

(2)	No named executive officer received perquisites and other personal benefits above the threshold amounts specified in the regulations of the Securities and Exchange Commission.

(3)	Reflects the Company’s contributions to the Profit Sharing Plan in 2004 for Robert G. Ruhlman, $31,441; Eric R. Graef, $30,923; William H. Haag III, $31,268; R. Jon Barnes, $31,528; and Robert C. Hazenfield, $31,240. Also includes accruals to the related Supplemental Plan in 2004 for Robert G. Ruhlman, $45,131; Eric R. Graef, $11,582; William H. Haag III, $8,933; R. Jon Barnes, $4,354; and Robert C. Hazenfield, $898.

(4)	Reflects premiums paid for group term life insurance for 2004: Robert G. Ruhlman, $1,634; Jon R. Ruhlman $4,422; Eric R. Graef, $2,352; William H. Haag III, $686; and R. Jon Barnes, $1,056.

(5)	Also includes, for Jon R. Ruhlman, premiums paid on “split dollar” life insurance policies covering Mr. and Mrs. Ruhlman, which totaled $41,158 in 2004.

(6)	Jon R. Ruhlman passed away in May 2004.

(7)	Reflects the amount accrued for payments of $175,000 under his retirement agreement (see section on Retirement Agreement for additional information).

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of	Value of
			Unexercised	Unexercised In-the-
	Shares		Options at Fiscal	Money Options at
	Acquired		Year-End	Year-End ($)
	on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Robert G. Ruhlman	—	—	10,000/0	123,420/0
Jon R. Ruhlman	—	—	10,000/0	123,420/0
Eric R. Graef	—	—	10,000/0	138,550/0
R. Jon Barnes	—	—	1,500/0	20,782/0
William H. Haag III	—	—	9,350/0	129,544/0
Robert C. Hazenfield	—	—	5,000/0	69,275/0

Retirement Agreement

      The Company has entered into a retirement agreement with R. Jon Barnes effective January 1, 2005, including retirement payments of $35,000 annually for five years or until death if earlier. In addition the Company will continue to pay the Company’s portion of medical insurance, if elected, and provide life insurance coverage in the amount of $10,000 for the term of the agreement. The retirement agreement is contingent upon a noncompetition/confidentiality clause.

Compensation (Salary) Committee Interlocks and Insider Participation

      There are no Salary Committee interlocks. John D. Drinko, a member of the Salary Committee, is a senior partner of Baker & Hostetler LLP, which firm acts as general outside legal counsel for the Company.

Certain Relationships and Related Transactions

      The Audit Committee has approved all related party transactions.

      The Company is a sponsor of Ruhlman Motorsports. Ruhlman Motorsports is owned by Randall M. Ruhlman, a director of the Company, and by his wife. The Company paid sponsorship fees of $658,000, annually, to Ruhlman Motorsports during 2002, 2003 and 2004. In addition, in 2002, 2003, and 2004 the Company’s Canadian subsidiary, Preformed Line Products (Canada) Ltd., paid $159,000, $99,000, and $106,000, respectively, to Ruhlman Motorsports in sponsorship fees. This sponsorship provides the Company with a unique venue to entertain the Company’s customers and to advertise on the racecar, which participates on the Trans-Am racing circuit. The Company believes that its sponsorship contract with Ruhlman Motorsports is as favorable to the Company as a similar contract with a similar independent third-party racing team would be. The Company and Preformed Line Products (Canada) Ltd. intend to continue to sponsor Ruhlman Motorsports in 2005. The Company further believes that the sponsorship has great marketing value because it entertains users of the Company’s products, such as linemen and their supervisors, and thus provides a grassroots sales approach.

      Mr. John D. Drinko, one of the Company’s directors, is a senior partner of Baker & Hostetler LLP, which acts as our general outside counsel. The Company expects that Baker & Hostetler will continue to provide legal services in that capacity in 2005.

Performance Graph

      Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in our common shares with the cumulative total return of hypothetical investments in the NASDAQ Market Index and the CoreData, Inc. -Industry Group 627 (Industrial Electrical Equipment) Index based on the respective market price of each investment at December 31, 2000, June 30, 2001, December 31, 2001, June 30, 2002, December 31, 2002, June 30, 2003, December 31, 2003, June 30, 2004 and December 31, 2004 assuming in each case an initial investment of $100 on December 31, 2000, and reinvestment of dividends.

Company/Index/Market	12/31/2000	6/30/2001	12/31/2001	6/30/2002	12/31/2002	6/30/2003	12/31/2003	6/30/2004	12/31/2004

Preformed Line Products Co.	100.00	147.44	146.93	146.05	134.64	126.43	261.83	200.48	262.10
Coredata Group Index	100.00	101.10	76.23	77.50	56.61	60.25	79.03	80.81	86.72
NASDAQ Market Index	100.00	88.36	79.98	60.80	55.69	67.80	83.90	86.19	91.96

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), at our 2006 annual meeting of shareholders must be received by us at 660 Beta Drive, Mayfield Village, Ohio 44143, on or before November 25, 2005, for inclusion in our proxy statement and form of proxy relating to the 2006 annual meeting of shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by us at the address listed in the immediately preceding sentence not later than February 9, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers, and owners of more than 10% of our common shares, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish our Company with copies of all forms they file pursuant to Section 16(a).

      Based solely on a review of these reports and written representations from the executive officers and directors, the Company believes that there was compliance with all such filing requirements for the fiscal year ended December 31, 2004, except Cecil Curlee, Vice President — Human Resources and Dennis McKenna, Vice President – Global Business Development. Each inadvertently filed a late Form 3 following his election as an officer of the Company and each inadvertently filed a late Form 4 in connection with an option grant.

OTHER MATTERS

Independent Public Accountants

      On April 1, 2004, the Audit Committee of the Board of Directors of the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent accountants. The reports of PwC on the Company’s consolidated financial statements for each of the past two fiscal years ending December 31, 2003 and December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the subsequent period through April 1, 2004, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports on the financial statements for such years. During the two most recent fiscal years and the subsequent interim period through and including April 1, 2004 there were no reportable events (as the term is defined in Item 304(a)(1)(v) of Regulation S-K).

      We have not selected our independent accountants for the current fiscal year. The Audit Committee of the Board of Directors will make this selection later in the year. Representatives of Deloitte, which served as our independent public accountants for the fiscal year ended December 31, 2004, are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the year ended December 31, 2004, and for Deloitte’s reviews of the financial statements included in the Company’s Form 10-Q filed with the Securities and Exchange Commission were $473,000. The aggregate fees billed for professional services rendered by PwC for the audit of the Company’s annual financial statements for the year ended December 31, 2003, and for PwC’s reviews of the financial statements included in the Company’s Form 10-Q filed with the Securities and Exchange Commission were $435,000.

Audit-Related Fees

      The incremental fees billed for professional services rendered by Deloitte for audit-related services for the year ended December 31, 2004 were $13,000. Fees included in 2004 were for services rendered for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The incremental fees billed for professional services rendered by PwC for audit-related services for the year ended December 31, 2003 were $15,000. Fees included in 2003 were for services rendered for employee benefit plan audits.

Tax Fees

      The incremental fees billed for professional services rendered by Deloitte for tax-related services for the year ended December 31, 2004 were $52,000. Fees included in 2004 were for tax services related to federal income tax return assistance, state tax consultation, sales tax compliance, employee benefit plan changes, consultation on foreign subsidiary acquisition and ownership, consultation on foreign subsidiary investments, consultation on tax issues related to the Japanese joint venture, a transfer pricing analysis at our Mexico subsidiary, tax consulting regarding financial restructuring for an Australian subsidiary, and income tax return for our Great Britain subsidiary. The incremental fees billed for professional services rendered by PwC for tax-

related services for the years ended December 31, 2003 were $41,000. Fees included in 2003 were for tax services related to the Internal Revenue Service examination, a transfer pricing analysis at our Mexico subsidiary, income tax return and other tax consulting for our Australian subsidiary and an income tax return for our Canadian subsidiary.

All Other Fees

      The incremental fees billed for professional services rendered by Deloitte for all other services for the year ended December 31, 2004 were $0. The incremental fees billed for professional services rendered by PwC for all other services for the year ended December 31, 2003 were $2,000. The fees included in 2003 were for filing the Company’s financial statements in Puerto Rico.

Communication with the Board of Directors

      The Board of Directors of the Company believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to:

J. Richard Hamilton	-or -	John P. O’Brien
Secretary		Chairman, Audit Committee
Baker & Hostetler LLP		14 Water Street
1900 East Ninth Street		Chagrin Falls, Ohio 44022
3200 National City Center
Cleveland, Ohio 44114

      The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary and Mr. O’Brien, as applicable, will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and shareholders should not expect a response or reply to any communication.

Miscellaneous

      The Company expects its directors to attend the Company’s annual meeting of shareholders. All of the directors, except Jon R. Ruhlman, attended last year’s annual meeting of shareholders.

      If the enclosed proxy card is executed and returned to us, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the proposal to fix the number of directors at eight and for the election of directors as set forth under “Election of Directors” above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the meeting for the proposal to fix the number of directors at eight and to elect directors as set forth under “Election of Directors” above. Under Ohio law and our Amended and Restated Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against the proposal to fix the number of directors at eight or any nominee but will be counted as “present” for purposes of determining whether a quorum has been achieved at the meeting. Director nominees who receive the greatest number of affirmative votes will be elected directors. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the shares voted at the meeting in person or by proxy. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the meeting and we have not received any timely notice that any of our shareholders intend to present a proposal at the meeting.

By order of the Board of Directors,

J. Richard Hamilton,
Secretary

Dated: March 24, 2005

PREFORMED LINE PRODUCTS COMPANY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Robert G. Ruhlman, Wilber C. Nordstrom and J. Richard Hamilton, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Preformed Line Products Company to be held at 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 25, 2005, at 9:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Preformed Line Products Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present as directed on the reverse. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 24, 2005, is hereby acknowledged.

Dated ___________________________, 2005 ____________________________________ ____________________________________ ____________________________________ Signature(s)

     (Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)

PREFORMED LINE PRODUCTS COMPANY

PROXY

The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the proposal identified in Item 1 and FOR the nominees listed in Items 2 and 3.

1. ___FOR, or ___AGAINST, or ___ABSTAIN the proposal to fix the number of directors at eight (8), divided into two (2) classes of four (4) members.

2. ___FOR, or ___WITHHOLD AUTHORITY to vote for, the following nominee for election as director, to serve until the 2006 annual meeting of the shareholders and until his successor has been duly elected and qualified: Glenn E. Corlett.

     3. ___FOR (except as noted below), or ___WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the 2007 annual meeting of the shareholders and until his or her successor has been duly elected and qualified: Frank B. Carr, Robert G. Ruhlman, Barbara P. Ruhlman and John P. O’Brien.

(INSTRUCTION: To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below.)

4. On such other business as may properly come before the meeting.

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